                                                                     EXHIBIT B-3
================================================================================

                     STOCK AND WARRANT PURCHASE AGREEMENT
                     ------------------------------------


                         DATED AS OF OCTOBER 30, 1998


                                 BY AND AMONG


                 THE STATE BOARD OF ADMINISTRATION OF FLORIDA


                     LIBERTY PARTNERS HOLDINGS 17, L.L.C.


                                      AND


                      NORWOOD PROMOTIONAL PRODUCTS, INC.

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               PAGE
                                                                                                               ----
1.       Authorization and Closing...........................................................................     1
         1A.      Authorization of the Stock and the Warrants................................................     1
         1B.      Purchase and Sale of the Stock and the Warrants............................................     1
         1C.      The Closing................................................................................     2

2.  Conditions of Each Purchaser's Obligation at the Closing.................................................     2
         2A.      Representations and Warranties; Covenants..................................................     2
         2B.      Certificate of Designation.................................................................     2
         2C.      Articles of Incorporation..................................................................     2
         2D.      Amendment of the Company's Bylaws..........................................................     2
         2E.      Merger Agreement...........................................................................     2
         2F.      Senior Loan Agreement......................................................................     3
         2G.      Subordinated Loan Agreement................................................................     3
         2H.      Shareholders' Agreement....................................................................     3
         2I.      Registration Agreement.....................................................................     3
         2J.      Sale of the Securities to the Purchasers...................................................     3
         2K.      Securities Law Compliance..................................................................     3
         2L.      Compliance with Applicable Laws............................................................     3
         2M.      Material Adverse Change....................................................................     4
         2N.      Opinion of the Company's Counsel...........................................................     4
         2O.      Expenses...................................................................................     4
         2P.      Closing Documents..........................................................................     4
         2Q.      Proceedings................................................................................     5
         2R.      Waiver.....................................................................................     5

3.  Covenants     ...........................................................................................     5
         3A.      Financial Statements and Other Information.................................................     5
         3B.      Inspection of Property.....................................................................     8
         3C.      Preferred Stock Restrictive Covenants......................................................     8
         3D.      Preferred Stock Affirmative Covenants......................................................    11
         3E.      Purchaser Common Stock Restrictive Covenants...............................................    12
         3F.      Compliance with Agreements.................................................................    13
         3G.      Current Public Information.................................................................    14
         3H.      Limited Rights of First Refusal............................................................    14
         3I.      Public Disclosures.........................................................................    15

4.       Transfer of Restricted Securities...................................................................    15
         4A.      General Provisions.........................................................................    15
         4B.      Opinion Delivery...........................................................................    15
         4C.      Rule 144A..................................................................................    16
         4D.      Legend Removal.............................................................................    16
         4E.      Two-Year Restriction; Effect of Transfer on Certain Covenants..............................    16

                              TABLE OF CONTENTS
                              -----------------

                                                                                                               PAGE
                                                                                                               ----
5.       Representations and Warranties of the Company.......................................................    16
         5A.      Organization, Corporate Power and Licenses.................................................    16
         5B.      Capital Stock and Related Matters..........................................................    17
         5C.      Subsidiaries; Investments..................................................................    17
         5D.      Authorization; Noncontravention............................................................    18
         5E.      Financial Statements.......................................................................    18
         5F.      Absence of Undisclosed Liabilities.........................................................    19
         5G.      No Material Adverse Change.................................................................    19
         5H.      Absence of Certain Developments............................................................    19
         5I.      Assets.....................................................................................    20
         5J.      Tax Matters................................................................................    21
         5K.      Contracts and Commitments..................................................................    22
         5L.      Intellectual Property Rights...............................................................    23
         5M.      Litigation, etc............................................................................    24
         5N.      Brokerage..................................................................................    25
         5O.      Governmental Consent, etc..................................................................    25
         5P.      Insurance..................................................................................    25
         5Q.      Employees..................................................................................    25
         5R.      Employee Benefit Plans.....................................................................    26
         5S.      Compliance with Laws.......................................................................    27
         5T.      Environmental and Safety Matters...........................................................    27
         5U.      Affiliated Transactions....................................................................    28
         5V.      Reports with the Securities and Exchange Commission........................................    28
         5W.      Disclosure.................................................................................    29
         5X.      Closing Date...............................................................................    29

6.  Definitions   ...........................................................................................    29

7.  Miscellaneous ...........................................................................................    34
         7A.      Expenses...................................................................................    34
         7B.      Remedies...................................................................................    34
         7C.      Purchaser's Investment Representations.....................................................    34
         7D.      Acknowledgment Relating to the Preferred Stock.............................................    36
         7E.      Indemnification............................................................................    36
         7F.      Consent to Amendments......................................................................    37
         7G.      Survival of Representations and Warranties.................................................    38
         7H.      Successors and Assigns.....................................................................    38
         7I.      Severability...............................................................................    38
         7J.      Counterparts...............................................................................    38
         7K.      Descriptive Headings; Interpretation; No Strict Construction...............................    38
         7L.      GOVERNING LAW..............................................................................    39
         7M.      Notices....................................................................................    39
         7N.      Complete Agreement.........................................................................    40

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               PAGE
                                                                                                               ----
         7O.      Schedules..................................................................................    40
         7P.      Delivery by Facsimile......................................................................    40

                               LIST OF EXHIBITS
                               ----------------

Exhibit A   -     Certificate of Designation

Exhibit B   -     Articles of Incorporation

Exhibit C   -     Series A Warrant

Exhibit D   -     Series B Warrant

Exhibit E   -     Amended and Restated Bylaws

Exhibit F   -     Shareholders' Agreement

Exhibit G   -     Registration Agreement

Exhibit H   -     Opinion of Counsel

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------

     Capitalization Schedule
     Subsidiary Schedule
     Restrictions Schedule
     Liabilities Schedule
     Developments Schedule
     Assets Schedule
     Taxes Schedule
     Contracts Schedule
     Intellectual Property Schedule
     Litigation Schedule
     Brokerage Schedule
     Consents Schedule
     Insurance Schedule
     Employees Schedule
     Employee Benefits Schedule
     Compliance Schedule
     Environmental Schedule
     Affiliated Transactions Schedule

                      NORWOOD PROMOTIONAL PRODUCTS, INC.

                     STOCK AND WARRANT PURCHASE AGREEMENT
                     ------------------------------------


          THIS AGREEMENT is made as of October 30, 1998, by and between Norwood Promotional Products, Inc., a Texas corporation (the "Company"), The State Board
                                                      -------
of Administration of Florida ("SBAF") and Liberty Partners Holdings 17, L.L.C.,
                               ----
a Delaware limited liability company ("Liberty" and, collectively with SBAF, the
                                       -------
"Purchasers").  Capitalized terms used but not otherwise defined herein shall
 ----------
have the meanings ascribed to such terms in Section 6 hereof.

          NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

          SECTION 1.     AUTHORIZATION AND CLOSING.
                         -------------------------

          a.   Authorization of the Stock and the Warrants.  The Company shall
               -------------------------------------------
authorize the issuance and sale (i) to SBAF of 20,000 shares of its Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), having the
                                                ---------------
rights and preferences set forth in the Certificate of Designation set forth in Exhibit A attached hereto, and (ii) to Liberty of: (A) 144,928 shares of its
---------
Common Stock, par value $.01 per share (the "Common Stock" and, collectively
                                             ------------
with the Preferred Stock, the "Stock"), having the rights and preferences set
                               -----
forth in the Articles of Incorporation set forth in Exhibit B attached
                                                    ---------
hereto,(B) a stock purchase warrant initially exercisable for an aggregate of 565,966 shares of Common Stock, having the terms and conditions and in the form set forth in Exhibit C attached hereto (the "Series A Warrant"), and (C) a stock
             ---------                       ----------------
purchase warrant initially exercisable for an aggregate of 424,474 shares of Common Stock, having the terms and conditions and in the form set forth in Exhibit D attached hereto (the "Series B Warrant" and, collectively with the
---------                       ----------------
Series A Warrant, the "Warrants").  The Stock and the Warrants are referred to
                       --------
herein collectively as the "Securities."
                            ----------

          b.   Purchase and Sale of the Stock and the Warrants. At the Closing
               -----------------------------------------------
(as defined below), the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company, the number and type of Securities set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto for the purchase price set
            ----------------------
forth with respect thereto on the Schedule of Purchasers.  Each of the
                                  ----------------------
Purchasers and the Company acknowledges and agrees that the fair market value of the Warrants issued hereunder shall be as set forth on the attached Schedule of
                                                                    -----------
Purchasers and that, for all purposes (including tax and accounting), the
----------
consideration for the issuance of the Warrants shall be allocated as set forth on the attached Schedule of Purchasers. Each of the Purchasers and the Company
                ----------------------
shall file, and the Company shall cause each of its Subsidiaries to file, their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any action or position (whether in preparation of tax returns, financial statements or otherwise) which is inconsistent with any of the above.

          c.   The Closing. The closing of the purchases and sales of the Stock
               -----------
and the Warrants (the "Closing") shall take place at the offices of Cahill
                       -------
Gordon & Reindel in New York City on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers (the date on which the Closing occurs, the "Closing Date"). Each of
                                                       ------------
the transactions to be consummated at the Closing shall be deemed to occur simultaneously with the "Effective Time" of the closing under the Merger Agreement (as defined in paragraph 2E below). At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock and Common Stock and the Warrants to be purchased by such Purchaser at the Closing, each registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company prior to the Closing in the aggregate amount set forth opposite such Purchaser's name on the Schedule of Purchasers.
                                                ----------------------

          SECTION 2.     CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE
                         ------------------------------------------------
CLOSING. The obligation of the Purchasers to purchase and pay for the Securities
--------
at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          a.   Representations and Warranties; Covenants. The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          b.   Certificate of Designation.  The Company shall have duly adopted,
               --------------------------
executed and filed with the Secretary of State of Texas a Certificate of Designation establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A hereto (the "Certificate
                                             ---------              -----------
of Designation"), and the Company shall not have adopted or filed any other
--------------
document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Closing under the laws of the State of Texas and shall not have been amended or modified.

          c.   Articles of Incorporation. The Company's Articles of
               -------------------------
Incorporation shall be in form and substance as previously delivered to the Purchasers, a copy of which is attached hereto as Exhibit B (the "Articles of
                                                  ---------       -----------
Incorporation"), shall be in full force and effect under the laws of the State
--------------
of Texas as of the Closing and shall not have been further amended or modified.

          d.   Amendment of the Company's Bylaws. The Company's bylaws shall
               ---------------------------------
have been duly amended to include the provisions set forth in Exhibit E attached
                                                              ---------
hereto (as so amended, the "Bylaws"), shall be in full force and effect as of
                            ------
the Closing as so amended and shall not have been further amended or modified.

          e.   Merger Agreement. The Merger Agreement dated as of March 15,
               ----------------
1998, as amended (the "Merger Agreement"), by and between the Company and FPK,
                       ----------------
LLC, a Delaware limited liability company ("FPK"), shall be in form and
                                            ---
substance satisfactory to the Purchasers, shall be in full force and effect as of the Closing and shall not have been further amended or modified. All conditions to the obligations of the parties thereto shall have been satisfied in full (without waiver thereof, other than the waiver by the parties of the condition relating to Financing (as that term is defined in the Merger Agreement)), and the transactions contemplated by the Merger Agreement (the "Merger") shall have been
                                                        ------
consummated simultaneously with the Closing hereunder in accordance with the terms of the Merger Agreement.

          f.   Senior Loan Agreement. The Senior Loan Agreement shall be in form
               ---------------------
and substance satisfactory to the Purchasers, shall have been duly authorized, executed and delivered by the Company and/or its Subsidiaries, shall be in full force and effect as of the Closing and shall not have been amended or modified. All conditions to the obligations of the Senior Lenders to make loans under the Senior Loan Agreement shall have been satisfied in full (without waiver thereof), and the loans to be made thereunder by the Senior Lenders at the Closing shall have been advanced to the Company simultaneously with the Closing hereunder in accordance with the terms of the Senior Loan Agreement.

          g.   Subordinated Loan Agreement. The Subordinated Loan Agreement
               ---------------------------
shall have been duly authorized, executed and delivered by the Company and/or its Subsidiaries and shall be in full force and effect as of the Closing. All conditions to the obligations of the Subordinated Lender to make loans under the Subordinated Loan Agreement shall have been satisfied in full (without waiver thereof), and the loans to be made thereunder by the Subordinated Lender at the Closing shall have been advanced to the Company simultaneously with the Closing hereunder in accordance with the terms of the Subordinated Loan Agreement.

          h.   Shareholders' Agreement. The Company, Liberty and the other
               -----------------------
holders of the Company's Common Stock immediately after giving effect to the Merger (the "Other Stockholders") shall have entered into a shareholders'
             ------------------
agreement in form and substance as set forth in Exhibit F attached hereto (the
                                                ---------
"Shareholders' Agreement"), and the Shareholders' Agreement shall be in full
 -----------------------
force and effect as of the Closing.

          i.   Registration Agreement. The Company, Liberty and the Other
               ----------------------
Stockholders shall have entered into a registration agreement in form and substance as set forth in Exhibit G attached hereto (the "Registration
                          ---------                       ------------
Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

          j.   Sale of the Securities to the Purchasers.  The Company shall have
               ----------------------------------------
simultaneously sold to each Purchaser the Securities to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          k.   Securities Law Compliance. The Company shall have made all
               -------------------------
filings under all applicable federal and state securities laws necessary to consummate in compliance with such laws all issuances of Stock, Warrants and other securities (including the Common Stock issuable upon exercise of the Warrants) pursuant to this Agreement or as contemplated hereby.

          l.   Compliance with Applicable Laws. The purchase of the Securities
               -------------------------------
by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Securities by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

          m.   Material Adverse Change. Since August 30, 1997, there shall not
               -----------------------
have occurred any Material Adverse Effect or any condition or event that in the reasonable judgment of the Purchasers could be expected to result (either individually or in the aggregate) in a Material Adverse Effect (both before and after giving effect to the Merger and the other transactions contemplated hereby), and no Event of Noncompliance shall have occurred or shall exist.

          n.   Opinion of the Company's Counsel. The Purchasers shall have
               --------------------------------
received from Hughes & Luce, LLP, counsel for the Company, and Blank Rome Comisky & McCauley LLP, counsel for FPK, as applicable, an opinion with respect to the matters set forth in Exhibit H attached hereto, which shall be addressed
                            ---------
to the Purchasers, dated the date of the Closing and in form and substance reasonably satisfactory to the Purchasers and their special counsel.

          o.   Expenses. At the Closing, the Company shall have paid all fees
               --------
and expenses required to be paid pursuant to paragraph 7A hereof.

          p.   Closing Documents.  The Company shall have delivered to the
               -----------------
Purchasers all of the following documents:

               i. an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2M, inclusive, have been fully satisfied;

               ii. certified copies of the resolutions duly adopted by the Company's board of directors authorizing (a) the execution, delivery and performance of this Agreement, the Shareholders' Agreement, the Registration Agreement, the Senior Loan Agreement, the Subordinated Loan Agreement, the Merger Agreement and each of the other agreements contemplated hereby and thereby, (b) the filing of the Certificate of Designation referred to in paragraph 2B, (c) the amendment to the Company's Bylaws referred to in paragraph 2D, (d) the issuance and sale of the Securities to the Purchasers at the Closing, (e) the reservation for issuance upon exercise of the Warrants of an aggregate of 990,440 shares of Common Stock and (f) the consummation of all other transactions contemplated by this Agreement;

               iii. certified copies of the Articles of Incorporation, the Certificate of Designation and the Bylaws, each as in effect at the Closing;

               iv. duly completed and executed copies of the Merger Agreement, the Senior Loan Agreement, the Subordinated Loan Agreement, the Shareholders' Agreement and the Registration Agreement, each as in effect at the Closing;

               v. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions under this Agreement (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal), the Merger Agreement and the other agreements described herein and therein; and

               vi. such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their special counsel may reasonably request.

          q.   Proceedings. All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all certificates, opinions, instruments and other documents required to be delivered by the Company to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchasers and their special counsel.

          r.   Waiver. Any condition specified in this Section 2 may be waived
                ------
if consented to by the Purchasers; provided that no such waiver shall be effective against the Purchasers unless it is set forth in a writing executed by the Purchasers.

          SECTION 3.     COVENANTS.
                         ---------

          a.   Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to the Purchasers (so long as any Purchaser holds any Preferred Stock or Purchaser Common Stock), to each subsequent holder of at least 25% of the Preferred Stock then outstanding and to each subsequent holder of at least 25% of the Purchaser Common Stock then in existence (each such Purchaser and each other such holder, a "Qualified Holder"):
                      ----------------

               i. as soon as practicable but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, all in reasonable detail, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied (subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals) and shall be certified by the Company's chief financial officer; in addition, the Company will provide consolidating financial statements for any Subsidiary organized outside of the United States (as defined in Section 7701(a)(9) of the IRC) for the same periods substantially consistent with the foregoing;

               ii. as soon as practicable but in any event within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all in reasonable detail, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be accompanied by (a) an opinion from an independent public accounting firm of recognized national standing, which opinion shall contain no material exceptions, qualifications or limitations not reasonably satisfactory to the Purchasers, (b) a certificate from such accounting firm, addressed to the Company's Board of Directors, stating that it has caused the provisions of this Agreement to be reviewed and that in the course of its examination nothing has come to its attention to lead it to believe that any Event of Noncompliance or Potential Event of Noncompliance has occurred or is in existence or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the Company's Board of Directors; in addition, the Company shall provide consolidating financial statements for any Subsidiary organized outside of the United States (as defined in Section 7701(a)(9) of the Internal Revenue Code) for the same periods substantially consistent with the foregoing. Each of the financial statements referred to in paragraphs (i) and (ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, have a Material Adverse Effect);

               iii. together with (a) the financial statements furnished pursuant to paragraph 3A(i) for the third monthly accounting period in each fiscal quarter and (b) the annual financial statements furnished pursuant to paragraph 3A(ii), there shall be delivered to each Qualified Holder an Officer's Certificate signed by the Company's chief financial officer stating that he has caused the provisions of this Agreement to be reviewed and that nothing has come to his attention to lead him to believe that any Event of Noncompliance or Potential Event of Noncompliance has occurred or exists hereunder or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken, are taking and propose to take with respect thereto;

               iv. promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the operations or financial affairs of the Company or any of its Subsidiaries given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               v. within 60 days after the end of each fiscal year, an annual operating budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and an annual capital budget for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated expenditures for capital assets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and within 30 days after any monthly period in which there is a material adverse deviation from the annual budgets, an Officer's Certificate from the Company's chief financial officer or president explaining in reasonable detail the deviation and what actions the Company and its Subsidiaries have taken, are taking and propose to take with respect thereto;

               vi. as soon as possible (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance or Potential Event of Noncompliance, an Officer's Certificate of the Company's chief financial officer or president specifying in reasonable detail the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken, are taking and propose to take with respect thereto;

               vii. promptly after the commencement thereof, written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any substantial risk of any Material Adverse Effect;

               viii. promptly after the entering thereof, written notice of all adverse judgments in excess of $1.0 million or which involve any substantial risk of any Material Adverse Effect entered by any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Company or any Subsidiary, which notice shall include the exact dollar amount of any such adverse judgment as well as any other expected adverse impact on the Company and its Subsidiaries;

               ix. promptly after the occurrence thereof, written notice of all events, conditions, acts, facts and omissions (except general economic conditions which are a matter of public knowledge) which have had, or involve any substantial risk of, (either individually or in the aggregate) any Material Adverse Effect (including any condition or event which is reasonably likely to result in any material liability under ERISA and the regulations promulgated thereunder or under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment);

               x. promptly after the sending or filing thereof, copies of all proxy statements, financial statements, reports and any other general written communications which the Company sends to its stockholders and copies of all regular, special or periodic reports and all registration statements which the Company files, or (to the Company's knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or any governmental authority which may be the successor therefor, or with any national securities exchange; and

               xi. with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Qualified Holder may reasonably request.

Notwithstanding the foregoing, the provisions of this paragraph 3A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Qualified Holder all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Preferred Stock remains outstanding, the Company
--------
shall continue to deliver to each Qualified

Holder the information specified in paragraphs 3A(ii)(b), 3A(iii), 3A(v), 3A(vi), 3A(vii), 3A(viii), 3A(ix), and 3A(xi).

For purposes of this Agreement, all holdings of Preferred Stock and Purchaser Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement.

          b.   Inspection of Property.  The Company shall permit any Qualified
               ----------------------
Holder or any agents or representatives of any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries (and the presentation of an executed copy of this Agreement (or photocopy thereof) by any Qualified Holder or any agent or representative thereof to such independent accountants shall constitute the Company's permission to such independent accountants to participate in discussions with such Persons, regardless of whether such Qualified Holder or any such agent or representative is a party to this Agreement); provided that such Qualified Holder or agent or representative shall
            --------
give reasonable notice to the Company prior to any contact with such accountants and give the Company the opportunity to participate in such discussions.

          c.   Preferred Stock Restrictive Covenants. Subject to paragraph 4E,
               -------------------------------------
so long as any Preferred Stock remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the Preferred Stock then outstanding:

               i. directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except for (A) dividends payable on the Preferred Stock pursuant to the Articles of Incorporation (and the Certificate of Designation filed thereunder with respect to the Preferred Stock), (B) dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock and (C) dividends payable by any Subsidiary (1) to the Company or to any Wholly Owned Subsidiary or (2) if such dividends are made on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests;

               ii. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, in each case except for (A) redemption of the Preferred Stock pursuant to the terms of the Certificate of Designation, (B) the consummation of the Merger pursuant to the terms of the Merger Agreement,
     (C) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary (1) that are held by the Company or any Wholly Owned Subsidiary or (2) by such Subsidiary if such redemptions or repurchases are made on a pro rata basis with respect to all of such

     Subsidiary's capital stock or other equity interests, and (D) so long as no Event of Noncompliance then exists or would be caused thereby, redemptions or other repurchases of Common Stock from any current holder of Common Stock (who is a current employee of the Company or its Subsidiaries) or spouses or other heirs of such employee in the event of death, disability or a Hardship with respect to such employee (provided that the aggregate
                                                  --------
     amount of all such redemptions or repurchases from all such employees under this clause (D) shall not exceed $500,000 in any fiscal year and shall not exceed $2.0 million in the aggregate);

               iii. except for (A) issuances of the Preferred Stock and Warrants at the Closing as contemplated under this Agreement, (B) issuances of Preferred Stock as payment-in-kind dividends on the Preferred Stock and
     (C) the transactions contemplated by the Subordinated Loan Agreement to occur at the Closing, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

               iv. merge or consolidate with, or sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or Persons, or permit any Material Subsidiary to do so, other than (A) a sale or other disposition of assets by any Subsidiary to the Company or to any Wholly Owned Subsidiary, (B) a merger or consolidation of a Subsidiary with or into the Company, in which the Company is the surviving corporation, (C) a merger or consolidation of a Subsidiary with or into another Subsidiary, (D) a merger or consolidation of a Subsidiary with or into another Person as part of an acquisition of another company or business or (E) as otherwise permitted under the provisions of the Senior Loan Agreement or of the Subordinated Loan Agreement as each are in effect on the date hereof without duplication of that permitted under this paragraph 3C(iv)).

               v. liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

               vi. engage, or permit any Material Subsidiary to engage, directly or indirectly, to any substantial extent in any line or lines of business activities other than the business of the type conducted by the Company and its Subsidiaries as of the date of the Closing;

               vii. create, or permit any of its Material Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction of any kind on (a) the ability of any Material Subsidiary to (1) pay dividends or make any other distribution on any of such Material Subsidiary's capital stock or other equity security owned by the Company or any other Subsidiary of the Company, (2) subject to subordination provisions, pay any Indebtedness owed to the Company or any other Subsidiary, (3) make loans or advances to the Company or any other Subsidiary or (4) transfer any of its property or assets to the Company or any other Subsidiary, or (b) the Company's right to perform the provisions of this Agreement, the Shareholders' Agreement, the Registration Agreement, the Certificate of Designation, the Articles of Incorporation or the Company's Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Preferred Stock), except for (x) such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) restrictions under the Senior Loan Agreement and the Subordinated Loan Agreement, (C) such restrictions with respect to the transfer of those assets subject to a Permitted Lien, (D) customary provisions restricting or subletting or assignment of any lease giving a leaseholder interest of the Company or any of its Subsidiaries, and (E) with respect to restrictions on transfer of property only, restrictions in any agreement relating to any sale or other disposition of assets of the Company or any of its Subsidiaries that is permitted hereunder, and in the case of clause (a) except for (y) any additional encumbrances or restrictions permitted under the provisions of the Senior Loan Agreement or of the Subordinated Loan Agreement as each are in effect on the date hereof (without duplication of that permitted under this paragraph 3C(vii));

               viii. except as expressly contemplated by this Agreement, amend, supplement, modify, terminate, waive or permit to be amended, supplemented, modified, terminated or waived, any of the provisions of the Articles of Incorporation (including the Certificate of Designation or any other certificate of designation setting forth the terms of any class or series of preferred stock) or the Company's Bylaws, or file any resolution of the Company's board of directors with the Texas Secretary of State, in each case in any manner which could reasonably be expected to be adverse to the holders of Preferred Stock;

               ix. enter into, amend, modify, supplement, terminate or waive, or permit any Subsidiary to enter into, amend, modify, supplement, terminate or waive, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, senior executives, principal stockholders (other than the Company or another Subsidiary) or Affiliates, or with any such individual's spouse, sibling, lineal ancestor or descendant, or spouse's sibling or lineal ancestor or descendant, or with any entity in which any of the foregoing owns a beneficial interest, unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Company or such Subsidiary than those that would be obtainable at the time in an arm's length transaction with a Person not described above; provided
                                                                       --------
     that the following shall in any event be permitted: (1) dividends, redemptions, stock purchases and other distributions otherwise permitted under this Agreement, (2) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any of its Subsidiaries, (3) so long as no Event of Noncompliance would arise therefrom, any transaction with an officer or member of the board of directors of the Company or any of its Subsidiaries in the ordinary course of business involving compensation, indemnity, employee benefit arrangements or expense reimbursement, (4) loans or advances to employees otherwise permitted under this Agreement, (5) transactions and agreements in existence on the date hereof and described with particularity in the Affiliated Transactions Schedule attached hereto, (6) customary employment
     --------------------------------
     arrangements and benefit programs on reasonable terms as approved by the board of directors of the Company or a committee thereof, (7) so long as no Event of Noncompliance exists or would be caused thereby, repurchases of capital stock as provided by the Shareholders' Agreement as in effect on the date hereof; and (8) so long as no Event of Noncompliance would be caused thereby, any additional such transaction permitted under the provisions of the Senior Loan Agreement or of the Subordinated Loan Agreement as each is in effect on the date hereof (without duplication of that permitted under this paragraph 3C(ix));

               x. create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, any Indebtedness other than (A) Permitted Indebtedness or (B) any other Indebtedness, so long as the ratio of (x) Consolidated EBITDA for the most recent Measurement Period ending on or prior to the date of incurrence of such Indebtedness to (y)
                                                                       --
     Consolidated Fixed Charges for such Measurement Period (after giving pro forma effect in the calculation of Consolidated EBITDA and Consolidated Fixed Charges for such Measurement Period to the interest and required principal payments with respect to such Indebtedness as if such Indebtedness were incurred on the first day of such Measurement Period) equals or exceeds 1.25:1.0;

               xi. make or permit, or permit any Subsidiary to make or permit, any change in its respective fiscal year (the Saturday closest to August 31 of each year); or

               xii. use the proceeds from the sale of the Preferred Stock other than to pay the Merger consideration and related fees and expenses as contemplated by the Merger Agreement or for working capital and budgeted general corporate purposes.

          d.   Preferred Stock Affirmative Covenants.  So long as any Preferred
               -------------------------------------
Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the Preferred Stock then outstanding:

               i. preserve and maintain its corporate existence, all of its material rights, franchises and privileges in the jurisdiction of its incorporation, and all material licenses, authorizations, orders, permits and other governmental approvals necessary to the conduct of its businesses, and qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to qualify would (either individually or in the aggregate) have a Material Adverse Effect; provided, however, that
                                                       --------  -------
     nothing in this paragraph (i) shall prohibit any transaction expressly permitted under paragraph 3C(iv);

               ii. maintain and preserve all of its properties used or usable in its businesses in good repair, working order and condition (ordinary wear and tear excepted), except to the extent that failure to do so with respect to any such property would not (either individually or in the aggregate) have a Material Adverse Effect;

               iii. pay and discharge when payable all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it (in each case prior to the date on which penalties accrue thereon), and all lawful claims which, if unpaid, would become a Lien upon any of the properties of the Company or its Subsidiaries, unless and to the extent that (A) the failure to so pay or discharge would not (either individually or in the aggregate) have a Material Adverse Effect or (B) the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with generally accepted accounting principles, consistently applied) have been made and recorded on the Company's financial records with respect thereto;

               iv. comply with all other obligations that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that (A) the failure to so comply would not (either individually or in the aggregate) have a Material Adverse Effect or (B) the same are being contested in good faith and by appropriate proceedings and adequate reserves or other provisions (as determined in accordance with generally accepted accounting principles, consistently applied) have been made and recorded on the Company's financial records with respect thereto;

               v. comply with the applicable requirements of all laws, rules, regulations and orders of all governmental authorities (including, but not limited to, ERISA and the rules, regulations and orders promulgated thereunder), the violation of which would (either individually or in the aggregate) have a Material Adverse Effect;

               vi. maintain insurance on its properties and businesses with financially sound and reputable insurance companies in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general locations in which the Company and its Subsidiaries operate; and

               vii. keep proper records and books of account which present fairly in all material respects the financial condition, results of operations and financial transactions of the Company and its Subsidiaries, and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

          e.   Purchaser Common Stock Restrictive Covenants. So long as at least
               --------------------------------------------
300,000 shares of Purchaser Common Stock (as such number of shares is equitably adjusted for stock splits, stock dividends, recapitalizations and reorganizations affecting the Common Stock) exist, the Company shall not, without the prior written consent of the holders of a majority of the Purchaser Common Stock:

               i. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, in each case except for (A) redemption of the Preferred Stock pursuant to the terms of the Certificate of Designation,
     (B) the consummation of the Merger pursuant to the terms of the Merger Agreement, (C) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary (1) that are held by the Company or any Wholly Owned Subsidiary or (2) by such Subsidiary if such redemptions or repurchases are made on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests, (D) repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors, (E) pursuant to repurchase options that are offered pro rata to the holders of Common Stock (including the holders of Purchaser Common Stock) or (F) redemptions or other repurchases of Common Stock from any current holder of Common Stock (who is a current employee of the Company or its Subsidiaries) or spouses or other heirs of such employee in the event of death, disability or a Hardship with respect to such employee (provided that the aggregate amount of all such repurchases and
               --------
     redemptions to all such employees under this clause (F) shall not exceed $500,000 in any fiscal year and shall not exceed $2.0 million in the aggregate);

               ii. effect any reorganization into a limited liability company or into partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes; or

               iii. enter into, amend, modify, supplement, terminate or waive, or permit any Subsidiary to enter into, amend, modify, supplement, terminate or waive, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, senior executives, principal stockholders (other than the Company or another Subsidiary) or Affiliates, or with any such individual's spouse, sibling, lineal ancestor or descendant, or spouse's sibling or lineal ancestor or descendant, or with any entity in which any of the foregoing owns a beneficial interest, unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Company or such Subsidiary than those that would be obtainable at the time in an arm's length transaction with a Person not described above; provided
                                                                       --------
     that the following shall in any event be permitted: (1) dividends, redemptions, stock purchases and other distributions otherwise permitted under this Agreement, (2) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any of its Subsidiaries, (3) any transaction with an officer or member of the board of directors of the Company or any of its Subsidiaries in the ordinary course of business involving compensation, indemnity, employee benefit arrangements or expense reimbursement, (4) loans or advances to employees otherwise permitted under this Agreement, (5) transactions and agreements in existence on the date hereof and described with particularity in the Affiliated Transactions Schedule attached hereto, (6) customary employment arrangements and benefit programs on reasonable terms as approved by the board of directors of the Company or a committee thereof,
     (7) repurchases of capital stock as provided by the Shareholders' Agreement as in effect on the date hereof; and (8) any additional such transactions permitted under the provisions of the Senior Loan Agreement or of the Subordinated Loan Agreement as each is in effect on the date hereof (without duplication of that permitted under this paragraph 3E(iii));

               f.   Compliance with Agreements. The Company shall perform and
                    --------------------------
observe (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Purchaser Common Stock set forth in the Articles of Incorporation, the Certificate of Designation and the Company's Bylaws, (ii) all of its obligations to each holder of the Warrants as set forth therein and (iii) all of its obligations to each holder of "Registrable Securities" set forth in the Registration Agreement (as such term is defined therein).

               g.   Current Public Information. At all times after the Company
                    --------------------------
has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

               h.   Limited Rights of First Refusal.
                    -------------------------------

          i. If the Company authorizes the issuance or sale of any shares of Common Stock (or any securities containing options or rights to acquire any shares of Common Stock), other than an Exempt Issuance (as defined below), the Company shall first offer to sell to each holder of Purchaser Common Stock a portion of such stock or securities equal to the quotient determined by dividing
(1) the number of shares of Purchaser Common Stock held by such holder by (2) the sum of the total number of shares of Purchaser Common Stock then in existence and the total number of shares of Common Stock (other than Purchaser Common Stock) then outstanding. Each holder of Purchaser Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such
               --------
stock or securities are required to also purchase other securities of the Company, the holders of Purchaser Common Stock exercising their rights pursuant to this Section shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the holders of Purchaser Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

          ii. In order to exercise its purchase rights hereunder, a holder of Purchaser Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Purchaser Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section (except that such holders must exercise their purchase rights within 5 days after receipt of such reoffer), and so on until either (x) all the stock and securities offered to the holders of Purchaser Common Stock has been fully subscribed or (y) no holder of Purchaser Common Stock has elected to purchase any additional offered stock or securities.

               iii. Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Purchaser Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Purchaser Common Stock pursuant to the terms of this Section.

               iv. The rights of the holders of Purchaser Common Stock under this paragraph 3H shall terminate upon the Company's sale in an underwritten public offering registered on Form S-1 (or a successor form) filed with the Securities and Exchange Commission of Common Stock having an aggregate selling price (net of underwriting discounts and commissions) of at least $30.0 million.

               v.   For purposes of this Agreement, "Exempt Issuance" shall mean
                                                     ---------------
any issuance (a) of Common Stock and Warrants at the Closing as contemplated under this Agreement, (b) of Common Stock upon exercise of the Warrants, (c) of securities to the Company's employees pursuant to stock option or stock ownership plans approved by the Company's board of directors, (d) of securities as consideration in connection with the acquisition of another company or business, (e) of securities as a pro rata dividend with respect to the Company's Common Stock, (f) of warrants or other securities issued to a lender in connection with its loan to the Company or any of its Subsidiaries, (g) of securities pursuant to a public offering registered with the Securities and Exchange Commission under the Securities Act, or (h) of shares of Common Stock (so long as the number of such shares of Common Stock, together with the aggregate number of shares of Common Stock issued pursuant to this clause (h) in all other Exempt Issuances, does not exceed 100,000 shares of Common Stock in the aggregate (in each case, as such number is adjusted for any stock splits, stock dividends, stock combinations or similar transactions occurring after the date hereof affecting the Common Stock)).

               i.   Public Disclosures. The Company shall not, nor shall it
                    ------------------
permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

          SECTION  4.  TRANSFER OF RESTRICTED SECURITIES.
                       ---------------------------------

          a.   General Provisions.  Restricted Securities are transferable only
               ------------------
pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          b.   Opinion Delivery.  In connection with the transfer of any
               ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, in connection with a transfer described in paragraph 4A(i) or (ii) above or if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and paragraph 7C (and, to the extent applicable, in the Shareholders' Agreement).

          c.   Rule 144A.  Upon the request of any Purchaser, the Company shall
               ---------
promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          d.   Legend Removal.  If any Restricted Securities become eligible for
               --------------
sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          e.   Two-Year Restriction; Effect of Transfer on Certain Covenants.
               -------------------------------------------------------------
Prior to the second anniversary of the Closing Date, SBAF shall not sell, assign or otherwise transfer any portion of the Preferred Stock to any other Person (other than an Affiliate of a Purchaser) without the Company's prior consent, which consent will not be unreasonably withheld or delayed. If at any time after the date hereof, (i) all obligations under the Subordinated Loan Agreement have been paid in full in cash and all obligations to extend credit thereunder have been terminated, and (ii) the Purchasers (together with their respective Affiliates) no longer hold in the aggregate a majority of the Preferred Stock then outstanding, the covenants set forth in paragraphs 3C(iv), 3C(vi), 3C(x) and 3C(xii) hereof shall automatically terminate and be of no further force and effect, and the Company shall thereafter have no obligation hereunder to comply with any such covenant, and non-compliance with such covenants shall thereafter cease to be a violation of this Agreement or an Event of Noncompliance under the Certificate of Designation (and any existing Event of Noncompliance under the Certificate of Designation as a result of a default under such covenants shall automatically be deemed permanently cured and waived).

          SECTION  5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  As a
                       ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Stock and Warrants hereunder, the Company hereby represents and warrants that:

          a.   Organization, Corporate Power and Licenses.  The Company and each
               ------------------------------------------
of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to qualify has had or would reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now being conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Company has provided the Purchasers with true, correct and complete copies of the articles or certificate of incorporation and bylaws of the Company and each of its Subsidiaries, which reflect all amendments made thereto at any time prior to the date of this Agreement.

          b.   Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of: (a) 1,000,000 shares of preferred stock, of which 20,000 shares shall be designated as Preferred Stock (all of which shall be issued and outstanding) and no other such shares shall be outstanding, and (b) 20,000,000 shares of Common Stock, of which 1,290,012 shares shall be issued and outstanding, 565,966 shares shall be reserved for issuance upon exercise of the Series A Warrants, 424,474 shares shall be reserved for issuance upon exercise of the Series B Warrants and 549,377 shares shall be reserved for issuance upon exercise of other outstanding options and warrants to acquire the Company's Common Stock (as described below). As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans or similar rights or plans, except for the Warrants and except as set forth on the attached "Capitalization
                                                                 --------------
Schedule."  The Capitalization Schedule accurately sets forth the following
--------        -----------------------
information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificate of
             -----------------------
Designation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          ii. There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock or the

Warrants hereunder or the issuance of the Common Stock upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock and Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Shareholders' Agreement.

          c.   Subsidiaries; Investments.  The attached "Subsidiary Schedule"
               -------------------------                 -------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien (except pursuant to the Senior Loan Agreement) and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the
                                             -------------------
Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          d.   Authorization; Noncontravention.  The execution, delivery and
               -------------------------------
performance of this Agreement, the Warrants, the Shareholders' Agreement, the Registration Agreement, the Merger Agreement, the Senior Loan Agreement, the Subordinated Loan Agreement and all other agreements contemplated hereby or thereby to which the Company is a party, the filing of the Certificate of Designation and the amendment of the Company's Bylaws have been duly authorized by all necessary corporate action on the part of the Company and each of its Subsidiaries. This Agreement, the Warrants, the Shareholders' Agreement, the Registration Agreement, the Merger Agreement, the Senior Loan Agreement, the Subordinated Loan Agreement, the Articles of Incorporation, the Certificate of Designation and all other agreements contemplated hereby or thereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity. Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the
                       ---------------------
Company of this Agreement, the Warrants, the Shareholders' Agreement, the Registration Agreement, the Merger Agreement, the Senior Loan Agreement, the Subordinated Loan Agreement and all other agreements contemplated hereby or thereby to which the Company is a party, the offering, sale and issuance of the Stock and the Warrants hereunder, the issuance of the Common Stock upon exercise of the Warrants, the filing of the Certificate of Designation, the amendment of the Company's Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule, regulation, order, writ, injunction or decree of any court or administrative or governmental body or agency to which the Company or any of its Subsidiaries is subject, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound, except
(A) as contemplated by and pursuant to the Senior Loan Agreement and the Subordinated Loan Agreement, (B) which would not (either individually or in the aggregate) have a Material Adverse Effect or (C) as set forth on the attached "Restrictions Schedule," all of which items listed on the Restrictions Schedule
 ---------------------                                    ---------------------
shall be duly waived or amended prior to the Closing hereunder so as to eliminate any such conflict, breach, violation, default or Lien.

          e.   Financial Statements.  The Company has furnished the Purchasers
               --------------------
with true, correct and complete copies of each of the following financial statements:

               i. the audited consolidated balance sheets of the Company and its Subsidiaries as of August 30, 1997, and August 31, 1996, and the related statements of income and cash flows (or the equivalent) for the respective 52-or 53-week fiscal periods then ended; and

              ii. the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 30, 1998 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the nine--month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which, alone or in the aggregate, would have a Material Adverse Effect).

          f.   Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "Liabilities Schedule," the Company and its Subsidiaries do not have
          --------------------
any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet, (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, product liability, tort, infringement, claim or lawsuit or an environmental liability),
(iii) liabilities and obligations that would not have (either individually or in the aggregate) a Material Adverse Effect or (iv) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          g.   No Material Adverse Change.  Since August 30, 1997, there has
               --------------------------
been no Material Adverse Effect, or any event, change or circumstance that could reasonably be expected to result (either individually or in the aggregate) in a Material Adverse Effect.

          h.   Absence of Certain Developments.
               -------------------------------

          (i) Except as expressly contemplated by this Agreement or the Merger Agreement or as set forth on the attached "Developments Schedule," since the
                                           ---------------------
date of the Latest Balance Sheet, neither the Company nor any Subsidiary have

               (1) suffered, or taken any action or affirmatively failed to take any action which action or failure could reasonably be expected to result (either individually or in the aggregate) in, a Material Adverse Effect;

               (2) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities (other than upon the exercise of outstanding employee options in the ordinary course of business);

               (3) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business, and other Permitted Indebtedness;

               (4) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (5) declared, set aside or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities), or directly or indirectly redeemed, purchased or made any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

               (6) mortgaged or pledged any of its material properties or assets or subjected them to any Lien, except Permitted Liens;

               (7) sold, leased, assigned or transferred any material portion of its tangible assets or Intellectual Property Rights, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it, or disclosed any confidential information other than pursuant to agreements preserving all rights of the Company in such confidential information, or received any confidential information of any third party in violation of any obligation or confidentiality;

               (8) suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice; or

               (9) entered into, amended or terminated any material lease, contract, agreement, commitment or any other material transaction, whether or not in the ordinary course of business, or materially changed any business practice.

          ii. Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made or received any bribes, kickback payments or other illegal payments.

          i.   Assets.  Except as set forth on the attached "Assets Schedule" or
               ------                                        ---------------
except as would not (either individually or in the aggregate) have a Material Adverse Effect: the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Permitted Liens; the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition, ordinary wear and tear excepted, and are reasonably fit for use in the ordinary course of business; and the Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

          j.   Tax Matters.
               -----------

          i.   Except as set forth on the attached "Taxes Schedule" or except as
                                                    --------------
would not (either individually or in the aggregate) have a Material Adverse
Effect: the Company and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations; the Company and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company and each Subsidiary shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); to the Company's knowledge, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's or any Subsidiary's Tax liability.

          ii. Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the IRC. Neither the Company nor any Subsidiary is liable for the Taxes of another

Person that is not a Subsidiary (a) under Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise, except as would not (either individually or in the aggregate) have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company and each Subsidiary have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC (S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

          iii. "Tax" or "Taxes" means federal, state, county, local, foreign or
                ---      -----
other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax and interest attributable thereto) whether disputed or not. "Tax Returns" means any returns, declarations,
                                   -----------
reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information and including any amendment thereof) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes. "Affiliated Group" means any affiliated group as defined in IRC
                ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

          k.   Contracts and Commitments.
               -------------------------

          i. All of the contracts of the Company and its Subsidiaries that are required to be described in the documents described under paragraph 5V hereof (the "SEC Documents") or to be filed as exhibits thereto are described in the
      -------------
SEC Documents or filed as exhibits thereto, and (except as set forth on the attached "Contracts Schedule") all such contracts required to be filed as
          ------------------
exhibits thereto are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity. True and complete copies of all such contracts have been made available to Purchaser. Neither the Company nor any of its Subsidiaries is in breach of or in default under any such contract, nor, to the knowledge of the Company, is any other party in material breach of or in default under any such contract.

          ii. Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits
                       ------------------                   -----------------
Schedule," neither the Company nor any Subsidiary is a party to or bound by, nor
--------
are any assets, properties or operations of the Company or any of its Subsidiaries bound by, any written or oral:

               (1) employment, non-competition, consulting or severance agreement;

               (2)  lease of real property;

               (3) lease of personal property with an annual base rental obligation of more than $100,000 or a total remaining rental obligation of more than $250,000;

               (4)  joint venture or partnership agreement;

               (5) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days' notice without penalty or damages, and which involves an obligation of the Company of more than $100,000;

               (6) agreement containing covenants limiting the ability of the Company or any of its Subsidiaries to compete in any line of business with any Person in any area or territory;

               (7) contract involving any commitment of suretyship, guaranty or indemnification by the Company;

               (8) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrange ments;

               (9) contract under which the Company or Subsidiary has advanced or loaned, or made any Investment in, any other Person (other than a Wholly Owned Subsidiary) of amounts in the aggregate exceeding;

               (10) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights); or

               (11) agreement related to hazardous waste disposal, solid waste disposal, wastewater management, investigation of environmental matters, environmental remediation, employment of environmental consultants, or any other environmental obligation, liability or agreement.

          iii. Except as would not (either individually or in the aggregate) have a Material Adverse Effect: all of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and
                             ------------------
enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity; the Company and each Subsidiary have performed all obligations required to be performed by them under the contracts, agreements and instruments required to be listed on the Contracts Schedule and are not in default under or in breach of
              ------------------
nor in receipt of any claim of default or breach under any contract, agreement or instrument required to be listed on the Contracts Schedule; no event has
                                           ------------------
occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument required to be listed on the Contracts Schedule; neither the Company nor any Subsidiary has any present
    ------------------
expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment required to be listed on the Contracts Schedule; and neither the Company nor any Subsidiary is a party to any
------------------
contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          iv. The Purchasers' special counsel has been given the opportunity to review a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts
                                                                    ---------
Schedule, together with all amendments, waivers or other changes thereto.
--------

          l.   Intellectual Property Rights.
               ----------------------------

          i.   Except as set forth on the attached "Intellectual Property
                                                    ---------------------
Schedule," the Company or one of its Subsidiaries owns all right, title and
--------
interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens except for Permitted Liens (except for those the failure to own or use would not (either individually or in the aggregate) a Material Adverse Effect). Except as set forth on the Intellectual Property Schedule, there has not occurred, and to the Company's
------------------------------
knowledge there is not threatened, pending or reasonably foreseeable, any loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary that would have (either individually or in the aggregate) a Material Adverse Effect.

          ii.  Except as set forth on the Intellectual Property Schedule or as
                                          ------------------------------
would not have (either individually or in the aggregate) a Material Adverse Effect, (a) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same, (b) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (c) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (d) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons.

          iii. The Company and each of its Subsidiaries has reviewed its operations with a view to assessing whether its business and operations will, and none of the Company or any of its Subsidiaries is aware that any of its key suppliers, vendors or customers will, in the receipt, transmissions, processing, manipulation, storage, retrieval, re-transmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Except as set forth on the Intellectual Property Schedule, none of the Company
                           ------------------------------
or any of its Subsidiaries has reason to believe that the risks associated with this "year 2000" issue could have a Material Adverse Effect. For purposes of this paragraph (iii), "key suppliers, vendors or customers" refers to those suppliers, vendors and customers of the Company and its Subsidiaries, whose business failure could reasonably be expected to have a Material Adverse Effect.

          m.   Litigation, etc.  Except as set forth on the attached "Litigation
               ---------------                                        ----------
Schedule": there are no actions, suits, proceedings, orders, investigations or
--------
claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) that would (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is subject to any ongoing arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that could have (either individually or in the aggregate) a Material Adverse Effect.

          n.   Brokerage.  Except as set forth on the attached "Brokerage
               ---------                                        ---------
Schedule," there are no claims for brokerage commissions, finders' fees or
--------
similar compensation in connection with the transactions contemplated by this Agreement or the Merger Agreement based on any arrange ment or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reason able attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          o.   Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as
                                              -----------------
expressly contemplated herein or in the exhibits hereto.

          p.   Insurance.  Neither the Company nor any Subsidiary is in default
               ---------
with respect to its obligations under any insurance policy maintained by it (except where such default would not (either individually or in the aggregate) have a Material Adverse Effect), and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the "Insurance Schedule", the
                                                       ------------------
Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          q.   Employees.  Except as set forth on the attached "Employees
               ---------                                        ---------
Schedule," the Company is not aware that any executive or key employee of the
--------
Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any union organization activities, threatened or actual strikes or work stoppages or material grievances. Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          r.   Employee Benefit Plans.
               ----------------------

          i.   The attached "Employee Benefit Schedule" sets forth all of the
                             -------------------------
Company's bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization or severance plans and all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit
                                          -----
plans" (as defined in Section 3(1) of ERISA) (the "Plans").  None of the Plans
                                                   -----
are subject to Title IV of ERISA nor provide for medical, health or life insurance or other welfare-type benefits to current or future retired or former employees of the Company (other than as required by IRC Section 4980B, or similar state law). The Company is not a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) with respect to employees of the Company or its subsidiaries, nor has the Company or its subsidiaries incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

          ii. Each Plan is in all material respects in compliance, and has been administered in all material respects in accordance, with the applicable provisions of ERISA and the IRC and all other applicable laws, rules and regulations, including, but not limited to, medical benefit coverage continuation under IRC Section 4980B. Neither the company nor, to the Sellers' knowledge, any fiduciary has (i) engaged in any transaction prohibited by ERISA or the IRC; (ii) breached any fiduciary duty owed by it with respect to the Plans described above; or (iii) failed to file and distribute timely and properly all reports and information required to be filed or distributed in accordance with ERISA or the IRC.

          iii. With respect to the Plans, all required or recommended (in accordance with historical practices) payments, premiums, contributions or reimbursements relating to all periods (or partial periods) ending prior to or as of the Closing Date have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet. As of the Closing, the fair market value of the assets of the Pension Plan shall equal or exceed the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC")
                                                                     ----
methods, factors and assumptions applicable to a defined benefit pension plan terminating on such date.

          iv. Each Plan which is intended to be qualified under section 401(a) of the IRC (i) has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation which is required to be adopted prior to the end of the TRA 86 remedial amendment period and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the plan as amended for such tax law changes, and there are no circumstances that would cause any such Plan to lose such qualified status.

          v. The Company has not incurred and has no reason to expect that it will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under title IV of ERISA (including any withdrawal Liability) or under the IRC with respect to any employee pension benefit plan that the Company or any member of its Controlled Group (within the meaning of IRC Section 414(b) and (c)) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          s.   Compliance with Laws.  Except as set forth on the attached
               --------------------
"Compliance Schedule," neither the Company nor any Subsidiary has violated any
--------------------
law or any governmental regulation or requirement which violation has had or would reasonably be expected to have (either individually or in the aggregate) a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation.

          t.   Environmental and Safety Matters .
               --------------------------------

          i.   For purposes of this Agreement, the term "Environmental and
                                                         -----------------
Safety Requirements" shall mean all federal, state, local and foreign statutes,
-------------------
regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning
                                                 -------
set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any
                                             ------------------
recorded Lien in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under any Environmental and Safety Requirements.

          ii.  Except as set forth on the attached "Environmental Schedule" or
                                                    ----------------------
as would not (either individually or in the aggregate) have a Material Adverse
Effect:

               (1) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities.

               (2) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses.

               (3) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (4) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (1) underground storage tanks or environmentally regulated surface impoundments; (2) asbestos-containing materials in any form or condition; or (3) materials or equipment containing polychlorinated biphenyls.

               (5) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

               (6) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Company or its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

               (7) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (8) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

          u.   Affiliated Transactions.  Except as set forth on the attached
               -----------------------
"Affiliated Transactions Schedule," the information required to be disclosed in
---------------------------------
the SEC Documents (as defined in paragraph 5K) regarding compensation of, and transactions and relationships with, officers, directors or Affiliates of the Company, has been disclosed as so required in the SEC Documents (as defined in paragraph 5K).

          v.   Reports with the Securities and Exchange Commission. The Company
               ---------------------------------------------------
has furnished the Purchasers with complete and accurate copies of its annual report on Form 10-K for its two most recent fiscal years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K, its most recent annual report to its stockholders and the solicitation of proxy statement delivered to the Company's stockholders regarding the Merger (and all amendments thereof and notices or updates with respect thereto). Such reports and filings do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this Section.

          w.   Disclosure.  To the best of the Company's knowledge, neither this
               ----------
Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

          x.   Closing Date.  The representations and warranties of the Company
               ------------
contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though made after giving effect to the Merger and the other transactions contemplated by this Agreement to occur on the date hereof.

          SECTION 6.  DEFINITIONS.  For the purposes of this Agreement, the
                      -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person directly
           ---------
or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, "control" shall include the direct or indirect ownership of 10% or more of the voting securities or interests of such Person.

          "Event of Noncompliance" has the meaning set forth in the Certificate
           ----------------------
of Designation.

          "Hardship" shall mean certain facts and circumstances, such as a
           --------
medical emergency affecting any current holder of Common Stock (who is a current employee of the Company or its Subsidiaries) or his immediate family or the need of such a holder (who is a current employee of the Company or its Subsidiaries) to pay educational expenses, such as college tuition, as a result of which such current holder (who is a current employee of the Company or its Subsidiaries prior to such event) or spouses or other heirs of such employee requests the Company or the other holders of Common Stock to buy all or some of his Common Stock, which request the Board of Directors of the Company (or a designated committee thereof) will permit or deny in its sole discretion.

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred or installment purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 30 days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" shall mean amounts paid or agreed to be paid for stock,
           ----------
securities, liabilities or assets of, or loaned, advanced or contributed to, other Persons. The term Investments shall not include any increase or decrease in the assets of any Person derived from the earnings or losses thereof or any assets purchased in the ordinary course of business, but shall include the acquisition of a company, business or product line by the Company or any of its Subsidiaries.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service, or any
           ---
successor governmental entity.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, assets, liabilities, conditions (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company of any of its Subsidiaries to perform their respective obligations under this Agreement, the Certificate of Designation, the Articles of Incorporation, the Subordinated Loan Agreement or the Senior Loan Agreement.

          "Material Subsidiary" shall mean any Subsidiary (together with its
           -------------------
Subsidiaries) of the Company, which meets any of the following conditions:

               (1) The Company's and its other Subsidiaries' Investments in and advances to such Subsidiary exceed 5.0% of the total assets of the Company and its Subsidiaries (computed on a consolidated basis either according to net book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment); or

               (2) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 5.0% of the total assets of the Company and its Subsidiaries (computed on a consolidated basis either according to net book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's Board of Directors in its reasonable good faith judgment); or

               (3) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary exceeds 5.0% of such income of the Company and its Subsidiaries on a consolidated basis, in each case for the most recently completed fiscal year of the Company.

With respect to any provision in this Agreement that refers to any action taken by, or any event or circumstance occurring or existing with respect to, a "Material Subsidiary," the term "Material Subsidiary" as used in such provision shall also include any group of Subsidiaries taken together as to which (i) if such Subsidiaries were treated on a consolidated basis as a single Subsidiary, such consolidated Subsidiary would constitute a "Material Subsidiary" under this definition, and (ii) such action has been taken by, or such event or
            ---
circumstance has occurred or exists with respect to, each and all of the Subsidiaries in such group (disregarding, for purposes of such determination, whether any such Subsidiary individually constitutes a "Material Subsidiary"
                            ------------
under this definition).

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Liens" shall mean Liens permitted under the provisions of
           ---------------
Section 5.02(b) of the Subordinated Loan Agreement as in effect on the date hereof.

          "Permitted Indebtedness" shall mean Indebtedness permitted under the
           ----------------------
provisions of Section 5.02(a) of the Subordinated Loan Agreement as in effect on the date hereof.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Potential Event of Noncompliance" shall mean any occurrence,
           --------------------------------
condition, act or omission which with the passage of time or the giving of notice or both could result in an Event of Noncompliance hereunder.

          "Preferred Stock" means (i) the Preferred Stock issued hereunder, and
           ---------------
(ii) any Preferred Stock issued or issuable with respect to any Preferred Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Purchaser Common Stock" means (i) the Common Stock issued hereunder,
           ----------------------
(ii) the Common Stock issued or issuable upon exercise of the Warrants and (iii) any Common Stock issued or issuable with respect to any Purchaser Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Warrants shall be deemed to be the holder of the Purchaser Common Stock obtainable upon exercise of such Warrants regardless of any restriction or limitation on the exercise of the Warrants, such Purchaser Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Purchaser Common Stock hereunder. As to any particular shares of Purchaser Common Stock, such shares shall cease to be Purchaser Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          "Restricted Securities" means (i) the Preferred Stock, Common Stock
           ---------------------
and Warrants issued hereunder, (ii) the Common Stock issued upon exercise of the Warrants and (iii) any securities issued with respect to any Restricted Securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Senior Lenders" shall mean Merrill Lynch Capital Corporation,
           --------------
NationsBank, N.A., and their respective successors, assigns and participants under the Senior Loan Agreement.

          "Senior Loan Agreement" shall mean that certain Senior Credit Facility
           ---------------------
entered into by and among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBank, N.A., and the other financial institutions party thereto, all notes issued thereunder, all collateral agreements, and all other agreements and instruments entered into by the parties thereto in connection therewith, all as originally executed and delivered and as such agreements and instruments in whole or in part may be, in one or more agreements with one or more bank lending groups, amended, renewed, extended, substituted, refinanced, replaced, restructured or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacements and other modifications of the foregoing), including to increase the commitments thereunder or to add or eliminate borrowers or guarantors thereunder.

          "Subordinated Lender" shall mean SBAF and its respective successors,
           -------------------
assigns and participants under the Subordinated Loan Agreement.

          "Subordinated Loan Agreement" shall mean that certain Subordinated
           ---------------------------
Loan Agreement entered into by and among the Company and SBAF, all notes issued thereunder, and all other agreements and instruments entered into by the parties thereto in connection therewith, all as originally executed and delivered and as such agreements and instruments in whole or in part may be, in one or more agreements with one or more bank lending groups, amended, renewed, extended, substituted, refinanced, replaced, restructured or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancing, restructuring, replacements and other modifications of the foregoing), including to increase the commitments thereunder or to add or eliminate borrowers or guarantors thereunder.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise indicate in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of the Company.

          "Wholly Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly Owned Subsidiary of such Person.

          SECTION 7. MISCELLANEOUS.
                     -------------

          a.   Expenses. The Company shall pay, and hold each Purchaser and all
               --------
holders of Preferred Stock, Warrants and Purchaser Common Stock harmless against liability for the payment of their reasonable out-of-pocket expenses (including reasonable attorney's fees and expenses) arising in connection with: (i) the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (ii) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, any of the agreements contemplated hereby, the Articles of Incorporation or the Certificate of Designation, (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock at the Closing or any shares of Common Stock issuable upon exercise of the Warrants, (iv) the enforcement of the rights granted under this Agreement, any of the agreements contemplated hereby, the Articles of Incorporation, the Warrants and the Certificate of Designation and (v) any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          b.   Remedies. Each holder of the Warrants, Preferred Stock and
               --------
Purchaser Common Stock shall have all rights and remedies set forth in this Agreement, the Warrants, the Articles of Incorporation and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          c.   Purchaser's Investment Representations. Each of the Purchasers
               --------------------------------------
hereby represents and warrants for itself, severally and not jointly, that:

          i.   Organization, Good Standing, Power, Authority, Etc. Such
               --------------------------------------------------
Purchaser is validly organized and existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, the Shareholders' Agreement, the Registration Agreement and all other agreements contemplated hereby or thereby to which such Purchaser is a party, and to perform its obligations hereunder or thereunder. Such Purchaser has taken all necessary corporate or other organizational action in order to authorize the execution and delivery of this Agreement, the Shareholders' Agreement, the Registration Agreement and each other agreement contemplated hereby or thereby to which such Purchaser is a party and the consummation of the transactions contemplated hereby or thereby, and each such agreement is a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, similar laws affecting creditors' rights generally or general principles of equity.

          ii.  No Conflicts; No Consents. Neither the execution and delivery of
               -------------------------
this Agreement, the Shareholders' Agreement, the Registration Agreement and all other agreements contemplated hereby or thereby to which such Purchaser is a party nor the consummation by such Purchaser of the purchase of Securities contemplated hereby will (i) conflict with, or result in any violation of, or constitute any default under, any provision of such Purchaser's organizational documents, (ii) violate any law or order applicable to such Purchaser or (iii) violate, conflict with, or result in a breach of any material contracts of such Purchaser.

          iii. Ownership of Securities. As of immediately prior to the date
               -----------------------
hereof, such Purchaser does not own any debt or equity securities issued by the Company.

          iv.  Investor Suitability. Such Purchaser is an "accredited investor"
               --------------------
as such term is defined in Rule 501 promulgated under the Securities Act.

          v.   Disclosure of Information. Such Purchaser acknowledges that it or
               -------------------------
its representatives have been furnished with all information regarding the Company and its business, assets, results of operations and financial condition that such Purchaser has requested. Each Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Securities; however, no representations or warranties have been made by the Company to the Purchasers in their capacity as Purchasers except as are set forth in this Agreement. NOTHING CONTAINED IN THIS PARAGRAPH 7C(V) AND NO INVESTIGATION, OR NEGLIGENCE OF THE PURCHASERS IN CONNECTION THEREWITH, BY PURCHASERS SHALL IN ANY WAY AFFECT THE PURCHASERS' RIGHT TO RELY UPON THE COMPANY'S REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT.

          vi.   Investment Experience. Each Purchaser represents that it has
                ---------------------
such knowledge, experience and skill in evaluating and investing in common and preferred stocks and other securities, based on actual participation in financial, investment and business matters, so that each is capable of evaluating the merits and risks of an investment in the Securities and has such knowledge, experience and skill in financial and business maters that each is capable of evaluating the merits and risks of the investment in the Company and the suitability of the Securities as an investment and can bear the economic risk of an investment in the Securities. No guarantees have been made or can be made with respect to the future value, if any, of the Securities, or the profitability or success of the Company's business.

          vii.  Brokerage. No broker, finder or other party is entitled to
                ---------
receive from such Purchaser, any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement for which the Company could have any liability or responsibility.

          viii. Purchase for Own Account. Such Purchaser is acquiring the
                ------------------------
Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall
                                  --------
prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof.

          ix.   Restrictive Legends. Each certificate or instrument representing
                -------------------
Restricted Securities shall be imprinted with a legend in substantially the following form:

             "The securities represented by this certificate were
              originally issued on October 30, 1998, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Stock and Warrant Purchase Agreement, dated as of

            October 30, 1998, and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

In addition, certificates representing Preferred Stock shall bear the following legend:

            "The Company will furnish the holder of this
             certificate information concerning the designations, relative rights, preferences and limitations applicable to each class of shares including the liquidation and dividend preferences and the voting and conversion rights of the redeemable convertible preferred stock, on request in writing and without charge."

          d.   Acknowledgment Relating to the Preferred Stock.  The Company
               ----------------------------------------------
acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Designation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence.

          e.   Indemnification.
               ---------------

          i.   General. In consideration of the Purchasers' execution and
               ------
delivery of this Agreement and acquiring the Securities hereunder and in addition to all other obligations of the Company under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of Preferred Stock or Purchaser Common Stock, their respective Affiliates (other than the Company) and each of the foregoing's respective officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes
                    -----------
of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, but excluding claims and losses arising from the Purchasers' breach hereof or the Purchasers' gross negligence or willful misconduct (the "Indemnified
                                                         -----------
Liabilities"), incurred by the Indemnitees or any of them as a result of, or
-----------
arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the sale of Securities hereunder, or (ii) any breach of any covenant, agreement, representation or warranty of the Company under this Agreement or any other instrument, document or agreement contemplated hereby to which the Company is a party. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          ii.  Environmental Liabilities. Without limiting the generality of the
               -------------------------
indemnity set out in paragraph 7E(i) above, the Company hereby further agrees to defend, protect, indemnify and hold harmless each Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

          f.   Consent to Amendments .  Except as otherwise expressly provided
               ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding Preferred Stock and the holders of a majority of the Purchaser Common Stock; provided that any such action with
                                        --------
respect to any of paragraphs 3C, 3D, 7D, or this first proviso of paragraph 7F shall require only the written consent of the holders of a majority of the outstanding Preferred Stock; and provided further that any such action with
                             --------------------
respect to any of paragraphs 3E, 3H, or this second proviso of paragraph 7F shall require only the written consent of the holders of a majority of the Purchaser Common Stock then in existence. No other course of dealing between the Company and the holder of any Preferred Stock, Warrant or Purchaser Common Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation or Certificate of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Purchaser Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

          g.   Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

          h.   Successors and Assigns .  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock, the Warrants or Purchaser Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock, such Warrants or such Purchaser Common Stock.

          i.   Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          j.   Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          k.   Descriptive Headings; Interpretation; No Strict Construction. The
               ------------------------------------------------------------
descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, certificate, or instrument means such agreement, document, certificate or instrument as the same is amended, waived or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. Words such as "herein," "hereunder," "hereof" and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or article, Section, paragraph or other portion of a document. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. As used herein, "ordinary course of business" means the ordinary course of business, consistent with past practices, including as to quality and frequency. The "knowledge" or "awareness" of a Person means the actual knowledge of such Person (which includes the actual knowledge of all officers, directors and executive employees of such Person after reasonable inquiry). The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

          l.   GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF TEXAS SHALL
               -------------
GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF THE COMPANY AND ITS STOCKHOLDERS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD WITH RESPECT TO SUCH ISSUES OR QUESTIONS CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          m.   Notices. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, when telecopies to the recipient (with hard copy sent by overnight courier in the manner required hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the respective parties as follows:


     To the Company:     Norwood Promotional Products, Inc.
                         106 East Sixth Street, Suite 300
                         Austin, Texas 78701
                         Attention: CFO
                         Telecopy: (512) 477-8603

     with copies to:     Richard J. McMahon
                         Blank Rome Comisky & McCauley LLP
                         One Logan Square
                         Philadelphia, PA 19103
                         Telecopy:  (215) 569-5628

                         William R. Volk
                         Hughes & Luce, L.L.P.
                         111 Congress Avenue, Suite 900
                         Austin, TX 78701
                         Telecopy: (512) 482-6859

     To the Purchasers:  c/o Liberty Capital Partners, Inc.
                         Americas Towers, 34th Floor
                         1177 Avenue of the Americas
                         New York, New York 10036
                         Attention: Paul J. Huston
                         Telecopy:  (212) 354-0336

     with a copy to:     Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, Illinois 60601
                         Attention: Edward T. Swan
                         Telecopy:  (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          n.   Complete Agreement. Except as otherwise expressly set forth
               ------------------
herein, this Agreement and the other agreements, certificates and instruments contemplated hereby embody the complete agreement and understanding of the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties, whether written or oral, which may have related to the subject matter hereof in any way, and such agreements may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral discussions or understandings of the parties. The parties hereto acknowledge and agree there are no oral understandings or agreements between them with respect to the subject matter hereof.

          o.   Schedules. Nothing in any Schedule attached hereto shall be
               ---------
adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of such document or such other item itself.

          p.   Delivery by Facsimile. This Agreement, the agreements referred to
               ---------------------
herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforeceability of a contract and each such party forever waives any such defense.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                              NORWOOD PROMOTIONAL PRODUCTS, INC.

                              By:   ____________________________________

                              Its:  ____________________________________


                              THE STATE BOARD OF ADMINISTRATION OF
                                FLORIDA

                              By:   LIBERTY PARTNERS, L.P.
                              Its:  Attorneys-in-Fact

                              By:   LIBERTY CAPITAL PARTNERS, INC.
                              Its:  General Partner

                              By:   ____________________________________
                              Its:  Managing Director


                              LIBERTY PARTNERS HOLDINGS 17, L.L.C.

                              By:   LIBERTY PARTNERS, L.P.
                              Its:  Managing Member

                              By:   LIBERTY CAPITAL PARTNERS, INC.
                              Its:  General Partner

                              By:   ____________________________________
                              Its:  Managing Director

           [Signature Page for Stock and Warrant Purchase Agreement]

                             SCHEDULE OF PURCHASERS
                             ----------------------

                           Purchase                Purchase
               Shares of   Price of   Shares of    Price of       Number of    Number of     Purchase      Total
                Common      Common    Preferred    Preferred      Series A     Series B      Price of     Purchase
                Stock       Stock       Stock        Stock        Warrants     Warrants     Warrants(1)   Price
               ---------   --------   ---------    ---------      ---------    ---------    -----------   --------
Purchaser
---------
SBAF              -0-             --    20,000     $15,100,000        -0-         -0-             --     $15,100,000
Liberty       144,928     $3,000,000       -0-              --    565,966     424,474      $9,800,000    $12,800,000
              -------     ----------    ------     -----------    -------     -------      ----------    -----------
   TOTAL      144,928     $3,000,000    20,000     $15,100,000    565,966     424,474      $9,800,000    $27,900,000

_______________________
(1) Purchase price of Series A Warrant is $4.9 million. Purchase Price of Series B Warrant is $4.9 million.